As filed with the Securities and Exchange Commission on May 23, 2018
File Number 333-215849

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cheval Resources Corporation
(Exact Name of registrant in its charter)

Delaware	6770	27-5415063
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1441 Ocean Drive Vero Beach, FL 32963 (772) 234.9999
(Address and telephone number of principal executive offices)

Harvard Business Services, Inc.
16192 Coastal Hwy. Lewes, Delaware 19958
Telephone (302) 645-7400
(Name, address, including zip code, and telephone
number, of agent for service)

With Copies to:

Rory O'Dare 1441 Ocean Drive Vero Beach , Florida 32963 772.234.9999

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☑.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act

Registration Statement number of the earlier effective Registration Statement for the same offering.  ❒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company", and "emerging growth company", in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)

Common Stock-New Issue	$100,000.00	$0.01	$100,000.00	$10.07

Common Stock—Current Shareholder	$400,000.00	$0.01	$400,000.00	$46.36
______________

(1) This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Cheval Resources Corporation
50,000,0000 Shares of Common Stock-$0.01 per share

Cheval Resources Corporation ("Cheval Resources Corporation" or  the "Company") is offering on a best efforts basis a minimum of 2,000,000 and a maximum of 10,000,000 shares of its common stock at a price of $0.01 per share.   Rory O'Dare, is the sole underwriter for the purposes of this offering.   The intended methods of sale include, without limitation, telephone and personal contacts.   For more information, see the section titled "Plan of Distribution" herein. In addition, the company has registered 4,900,0000 shares of common stock to the sole officer and director, Rory O'Dare . These shares (Book entry certs.)  will be placed in escrow simultaneously with the proceeds and book entry certs from the sale of the 10,000,000 shares, compliant with rule 419 of the 1933 SEC investment act.

The proceeds from the sale of the shares in this offering and the resale offering will be payable to Branch Bank & Trust for benefit of (fbo) Cheval Resources Corporation. The resale offering of 4,900,0000 shares will also go into same escrow with instructions to Branch to disperse funds to Mr. O'Dare when the merger is complete after the post effective amendment is deemed effective by the SEC , These shares will be sold to friends and family only upon both the reaching of the minimum offering amount and the closing of the offering.  The registration statement registers the resale of Mr. O'Dare's 4,900,0000 shares of common stock at the fixed price of $0.01 per share and resales may be made only for cash consideration. Mr. O'Dare the sole underwriter will disclose that these shares are a resale of his 4,900,000 shares to the prospective buyers (friends , family and associates.) The time frame on the resale offering is to begin upon close of primary offering and end prior to 360 days from the effective date of this registration.   No minimum or maximum is applied to the resale offering. All subscription funds will be held in escrow in a non-interest bearing account at Branch Bank & Trust pending the achievement of the Minimum Offering and no funds shall be released to Cheval Resources Corporation until such a time as the minimum proceeds are raised. (and then such release is limited to 10% of the net offering as allowed under Rule 419).  If the minimum offering is not achieved within 360 days of the  effective date, all subscription funds will be returned to investors promptly without interest or deduction of fees. If interest should for any reason be earned on the escrowed funds, such interest shall be paid in full to the investors.  See the section entitled "Plan of Distribution" herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The offering shall terminate on the earlier of: (i) anytime after the minimum offering of 2,000,000 shares of common stock is achieved, or (ii) 360 days from the effective date of this registration. Prior to this offering, there has been no public market for Cheval Resources Corporation's common stock. The Company is a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk. If no sales occur in the offering or if no business combination is consummated, the registrant is required to file a post effective amendment to the registration statement to remove the securities from registration and terminate the offering.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds and the securities to be issued to investors in this offering must be deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules there under. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.   SEE THE SECTION ENTITLED "RISK FACTORS" HEREIN ON PAGE 7.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Minimum	2,000,000	$20,000	$0.00	$20,000
Maximum	10,000,000	$100,000	$0.00	$100,000
Selling Shareholder	40,000,000	$400,000	$0.00	$0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated May 23, 2018

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

Rights and Protections Under Rule 419.

Promptly upon their receipt the net proceeds of this offering  will be placed in an escrow account until the completion of a merger or acquisition as detailed herein except for up to 10% which may be released to the Company upon reaching the minimum offering. Such escrowed funds may not be used for salaries or reimbursable expenses.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

THE COMPANY

Business Overview

Cheval Resources Corporation ("Cheval Resources Corporation" or the "Company"), incorporated in the State of Delaware on March 2, 2011, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Rory O'Dare, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr.O'Dare serves as President, Secretary, Treasurer and Director. Mr.O'Dare determined next to proceed with filing a Form S-1.

Mr. O'Dare, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under "Plan of Operation". As such, the Company can be defined as a "Blank Check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check" companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

As of the date of this prospectus, we have 40,000,000 shares of $0.0001 par value common stock issued and outstanding.

Cheval Resources Corporation's operations and corporate offices are located at1441 Ocean Drive Vero Beach, FL 32963 Phone: (772) 234-9999.

Cheval Resources Corporation's fiscal year end is Dec.31.

Our auditors have issued the following going concern opinion in their financials:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended December 31, 2017, the Company had no operations.  As of December 31, 2017, the Company had not emerged from the development stage.  In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to find a suitable merger or acquisition company. There are no assurances that management will find a capable company for its purposes. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

THE OFFERING

Cheval Resources Corporation is offering, on a best efforts, self-underwritten basis, a minimum of 2,000,000 and a maximum of 10,000,000 new issue shares of its common stock at a price of $0.01 per share.  Mr.O'Dare shall act as sales agent for these shares along with 40,000,000 shares currently held by the existing shareholder being registered herein also at $0.01 per share will be entered into escrow simultaneously with those of the primary offering proceeds. New issue offering refers to the shares offered for sale by the company. The proceeds from the sale of the shares in this offering and the resale offering will be payable to " Branch Bank & Trust fbo Cheval Resources Corporation" and will be deposited in a non-interest bearing bank account until the escrow conditions are met and thus no interest shall be paid to any investor or to the Company. The resale offering of 40,000,000 shares will also go into same escrow with instructions to Branch to disperse funds to Mr. O'Dare when the merger is completed after the post effective amendment is deemed effective by the SEC, These shares will be sold to friends and family only after primary offering is closed.  Mr. O'Dare the sole underwriter will disclose that these shares are a resale of his 40,000,000 shares to the prospective buyers (friends , family and associates.) The time frame on the resale offering is to begin upon close of primary offering and end prior to 360 days from the effective date of this registration.   No minimum or maximum is applied to the resale offering.   All subscription agreements and checks are irrevocable and should be delivered to Cheval Resources Corporation, at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check. The proceeds from any sale by the selling shareholder will also be held in escrow. Branch Bank & Trust is the Escrow Agent  and an FDIC insured institution to hold the escrow on behalf of the individual investors and seller.

All subscription funds will be held in escrow pending the achievement of the Minimum Offering after which no funds shall be released to Cheval Resources Corporation until such a time as the escrow conditions are met (see the section titled "Plan of Distribution" herein) other than 10% which may only be released to Cheval Resources Corporation upon reaching the minimum offering. (see the section titled "Plan of Distribution" herein). The offering shall terminate on the earlier of: (i) the date when the sale of all 10,000,000 shares being sold by the issuer is completed, (ii) anytime after the minimum offering of 2,000,000 shares of common stock is achieved at the discretion of the Board of Directors, or (ii) 360 days from the effectiveness of this registration.

The sale of the 40,000,000 shares  held by the principal shareholder, in connection with a business combination, will only be made through an applicable exemption or separate registration statement because the current registration statement is unavailable to cover such issuance.

If the Minimum Offering is not achieved within 360 days of the date of the effective date, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non interest bearing account) or deduction of fees. The escrow holder will confirm with the sole officer and director of the company the amount held in escrow to determine if the minimum offering has been met. The Company will cause to be issued stock certificates attributable to shares of common stock purchased within ninety (90) days of the close of the offering and will within 5 days of issuance cause such shares to be delivered to the escrow agents account.

 Mr. O'Dare, our sole officer and director may not purchase any shares covered by this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds and the securities to be issued to investors (from both the new issue and resale offering) must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules there under. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 for costs related to executing a merger or acquisition, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (the fair market value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds) has been consummated and a sufficient number of investors (investors holding at least 80% of the shares purchased hereunder) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. Any combination must have a fair market value or net assets in excess of 80% of the maximum offering proceeds ($100,000) which equates to a fair market value or net assets of at least $80,000. The Company may not have the ability to finance our search activities in the event we reach our offering minimum but raise less than 50% of our maximum.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post effective amendment will contain information about the acquisition/merger candidate including their financials. The re-confirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

If no sales occur in the offering or if no business combination is consummated, the registrant is required to file a post effective amendment to the registration statement to remove the securities from registration and terminate the offering.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Cheval Resources Corporation has not presently secured a transfer agent but will identify one prior to the filing of an application for trading in order to facilitate the processing of stock certificates. The Company expects to seek quotations for its securities upon completion of the offering and a merger/acquisition and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2017 under various offering scenarios based on net proceeds to the company from the new issue offering as follows:

December 31, 2017
Current liabilities	$0

Stockholder's deficit:
-
Common stock	4,000
Additional paid-in capital	13,779
Accumulated deficit	(21,379)

Total stockholders' (deficit)	(3,600)

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all of the material risks of an investment in this Company.

SOLE OFFICER AND DIRECTOR. Cheval Resources Corporation's operations depend solely on the efforts of Rory O'Dare, the sole officer and director of the Company. Mr. O'Dare has no experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company may not be able overcome any such obstacles.

POTENTIAL CONFLICTS OF INTEREST.  Rory O'Dare may be involved in other employment opportunities and may periodically face a conflict in selecting between devoting time to Cheval Resources Corporation and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. Mr.O'Dare currently works part time, should he find full time employment, he may have less time to devote to Cheval Resources Corporation.   If the Company loses Rory O'Dare to other pursuits without a sufficient warning, the Company may, consequently, go out of business.

RULE 419 LIMITATIONS. Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a reconfirmation offering. The company may enter into an agreement for an acquisition but may not close such acquisition prior to the completion of the reconfirmation offering.  Before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post effective amendment will automatically receive a return of his investment funds.

Although investors may request the return of their funds in connection with the reconfirmation offering required, the Company's shareholders will not be afforded an opportunity to approve or disapprove any particular transaction. See Risk Factor entitled "Conflicts of Interest."

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT. It shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result investors may be unable to sell or transfer their shares for a significant period of time.

DISCRETIONARY USE OF PROCEEDS; "BLANK CHECK" OFFERING. As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. The determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering may not permit the Company to achieve its business objectives. See "Description of Business."

REGULATIONS CONCERNING "BLANK CHECK" ISSUERS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. The Company may not identify such a business opportunity and consummate such a business combination.

GOING CONCERN OPINION.  Our auditors have issued a going concern opinion in their financials as follows;   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended December 31, 2017, the Company had no operations.  As of December 31, 2017, the Company had not emerged from the development stage.  In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to find a suitable merger or acquisition company. There are no assurances that management will find a capable company for its purposes. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, the Company may not be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION - NO STANDARDS FOR BUSINESS COMBINATION. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. The Company may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities. The Company may not be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity.  Any combination must have fair market value or net assets in excess of 80% of the maximum offering proceeds of $100,000.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY. While seeking a business combination, management anticipates devoting up to ten hours per month to the business of the Company. The Company's officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and director. Notwithstanding the combined limited experience and time commitment of management, loss of the services of this individual would adversely affect development of the Company's business and its likelihood of continuing operations. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

CONFLICTS OF INTEREST OFFICER AND DIRECTOR. The Company's officer and director may in the future participate in other business ventures which compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officer and director is involved in the management of any firm with which the Company transacts business. The Company's Board of Directors has adopted a resolution which prohibits the Company from completing a merger with, or acquisition of, any entity in which management serves as officer, director or partner, or in which he or his family members own or hold any ownership interest. Management is not aware of any circumstances under which this policy could be changed while current management is in control of the Company. Rory O'Dare our sole officer and director is as of the date of this prospectus is participating in one other blank check business venture. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, the Company may not be successful in completing any such business combination.

LACK OF DIVERSIFICATION. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

POSSIBLE INVESTMENT COMPANY ACT REGULATION. Although the Company will be subject to regulation under the Securities Exchange Act of 1933, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and

Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

PROBABLE CHANGE IN CONTROL AND MANAGEMENT. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's common stock held by him, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

DISADVANTAGES OF BLANK CHECK OFFERING. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company and the requirements of a post effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information.

FEDERAL AND STATE TAXATION OF BUSINESS COMBINATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, such business combination may not meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

SHARES MAY NOT BE SOLD The 10,000,000 Common Shares to be sold by the issuer are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. Any or all of the Shares may not be sold.

BUSINESS ANALYSIS BY NON PROFESSIONAL. Analysis of business operations will be undertaken by our sole officer and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger or acquisition candidate may not continue successfully. Prior to this offering, Mr. O'Dare has no experience sourcing business combinations or negotiating agreements to purchase businesses.

ARBITRARY OFFERING PRICE. The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. Even if a public trading market develops for the Company's securities, the Shares may not attain market values commensurate with the Offering Price.

MARKETING EFFORTS MAY NOT BE SUCCESSFUL. One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

Lack of identification and completion of a successful merger/acquisition will render the shares sold hereunder worthless.

NO PUBLIC MARKET FOR COMPANY'S SECURITIES. Prior to the Offering, there has been no public market for the Shares being offered. An active trading market may not develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. Shares held in the Rule 419 escrow account may not be traded during their escrow period.

The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

SHARES ELIGIBLE FOR FUTURE SALE. All of the 40,000,000 Shares, which are held by management, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. Mr. O'Dare's, our sole officer and director, shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933.

SUBSCRIPTIONS IRREVOCABLE.Investors subscriptions are irrevocable and therefore the investor's funds may be held in escrow for up to a year and then returned to the investor with minimal (if any) return.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum				50% of Maximum				Maximum
Application Of Proceeds	$		% of total	% of net proceeds	$		% of total	% of net proceeds	$		% of total	% of net proceeds

Total Offering Proceeds		$20,000	100.00%			$50,000	100.00%			$100,000	100.00%

Net Offering Proceeds		$20,000	100.00%	100%		$50,000	100.00%	100%		$100,000	100.00%	100%
Placed into Escrow		$20,000	100.00%	100%		$50,000	100.00%	100%		$100,000	100.00%	100%
Released from Escrow (10%)*		$2,000	10%	10%		$5,000	10%	10%		$10,000	10%	10%
Working Capital(1)		$18,000	90.00%	100%		$45,000	90.00%	100%		$90,000	100.00%	100%
Total Use of Proceeds		$20,000	100.00%			$50,000	100.00%			$100,000	100.00%

* used for costs of finding and acquiring an acquisition/merger candidate.

(1) The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, additional professional fees, consulting fees, and other general operating expenses.  The amount shown under Working Capital will only be available to the Company assuming a business combination is consummated in which no cash consideration is paid. there are no known uses for these funds at this time but that they may not be used for salary or reimbursement of expenses.   It is estimated that the amount of funds necessary to carry out the search for and negotiation with an acquisition/merger target will be between $50,000 and $90,000.   Funds to cover the costs of search and negotiation may not be available resulting in a failure to reach agreement with a merger/acquisition target.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering our net book value will be $100,000.00 or $0.0020 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.0080 per share while our present stockholders will receive an increase of $0.0020 per share in the net tangible book value of the shares they hold. This will result in a 80% dilution for purchasers of stock in this offering.

 The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Maximum	Minimum
	Offering	Offering

Offering Price Per Share	$0.01	$0.01

Book Value Per Share Before the Offering	$0.000	$0.000

	MAXIMUM	MINIMUM
Net tangible book value per share	$-0.0001	$-0.0001
Net tangible book value after Offering	$100,000.00	$20,000.00
Net tangible book value after Offering per share	$0.0020	$0.0024
Increase per share attributable to New Stockholders	$0.0020	$0.0024
Dilution in Offering Price based upon New BVPS	$0..0080	$0.0076
Dilution as percentage of purchase price	80%	76%

ITEM 7 – SELLING SHAREHOLDER

SELLING SHAREHOLDER

Name	No. Of Shares	Percentage of Shares	No. of Shares	Percentage of Shares
	Before Offering	Before Offering	After Offering*	After Offering*

Rory O' Dare	40,000,000	100%	35,100,000	70.2%
Secretary, Treasurer,
CFO, CEO, Chief Accounting
Officer, Sole Director

*The selling shareholder has been deemed an underwriter.   The number and percentage of shares after the offering assumes all of Mr. O'Dare's shares are sold in the offering, of which there is no assurance.

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered..

This offering will be conducted on a best-efforts basis utilizing the efforts of Rory O'Dare, the sole officer and director of the Company. Mr.O'Dare must sell the minimum in the new issue offering prior to sale of any shares held by him. New issue offering refers to the shares offered for sale by the company. The primary offering shares will always be sold first as long as there remain enough shares in that offering to fill the potential investors offer and only if there is not will Mr. O'Dares shares be sold.   Mr. O'Dare may not directly or indirectly purchase our shares in order to meet the offering minimum.  Potential investors include, but are not limited to, family, friends and acquaintances of Rory O'Dare. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

The 40,000,000 shares registered to Mr. O'Dare shall be placed into escrow simultaneously with proceeds and book entry stock certs until merger is deemed effective by SEC .

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into a escrow account until the minimum sales threshold is reached. There can be no assurance that all, or any, of the shares will be sold.

Rory O'Dare will not receive commissions for any sales originated on our behalf. We believe that Rory O'Dare is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Rory O'Dare, he:

1.           Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.           Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.           Is not an associated person of a broker or dealer; and

4.           Meets the conditions of the following:

a.           Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.           Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.           Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Rory O'Dare our sole officer or director shall be deemed an underwriter for the purposes of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds and the securities to be issued to investors  must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

Sales under this offering will be limited to the State of Florida.

The proceeds from the sale of the shares in this offering (and the resale offering) will be payable to Branch Bank & Trustfbo Cheval Resources Corporation Capital ("Escrow Account") and will be deposited in a non-interest bearing bank account at Branch Bank until the escrow conditions are met. In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account pending achievement of the Minimum Offering and no funds shall be released to Cheval Resources Corporation until such a time as the escrow conditions are met. The escrow agent will continue to receive funds until either the Maximum Offering is achieved or a period of 360 days from the effective date of this registration expires The resale offering of 40,000,000 shares will also go into same escrow with instructions to Branch to disperse funds to Mr. O'Dare when the merger is complete after the post effective amendment is deemed effective by the SEC, These shares will be sold to friends and family only after primary offering is closed.  Mr. O'Dare the sole underwriter will disclose that these shares are a resale of his 40,000,000 shares to the prospective buyers (friends , family and associates.) The time frame on the resale offering is to begin upon close of primary offering and end prior to 360 days from the effective date of this registration.   No minimum or maximum is applied to the resale offering.  This escrow agreement shall terminate upon completion of a reconfirmation offering and closing of an acquisition or merger or 18 months from the effectiveness of this registration statement whichever comes first. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees upon. The fee of the Escrow Agent is $2,500.00. [See Exhibit 10(a)]Branch Bank & Trust is an  FDIC institute . Branch Bank & Trust will hold the escrow on behalf of the individual investors and seller.   The resale offering will be conducted for a maximum of 360 days from the effective date of this registration.

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 10(a)] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Cheval Resources Corporation is authorized to issue 100,000,000 shares of common stock, $0.0001 par value. The company has issued 40,000,000shares of common stock to date held by one (1) shareholder of record.

The holders of Cheval Resources Corporation's common stock:

1.           Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.           Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.           Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.           Are entitled to one vote per share on all matters on which stockholders may vote.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of Cheval Resources Corporation stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Cheval Resources Corporation common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Cheval Resources Corporation has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

After this offering, Cheval Resources Corporation will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

Elaine Dowling, Esq. of EAD Law Group, LLC is legal counsel to the Company. Ms. Dowling has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Ms. Dowling has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTC.

Ankit Consulting Services, Inc  is the Company's independent auditing firm.  They have no interest in the Company.

ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Cheval Resources Corporation (the "Company"), was incorporated on March 2,2011 under the laws of the State of Delaware, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Rory O'Dare, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr.O'Dare serves as President, Secretary, Treasurer and Director. Mr.O'Dare determined next to proceed with filing a Form S-1.

Mr. O'Dare, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under "Plan of Operation". As such, the Company can be defined as a "Blank Check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

In 2011 we filed a "Blank Check" registration statement pursuant to Rule 419 of the Securities Act of 1933 on a Form S-1, file no. 333-172954, which was declared effective in August 2011.  Our class of securities registered with the Commission was subsequently revoked by order of the Commission pursuant to Section 12(j) of the Securities Exchange Act of 1934 on June 16, 2015, for failure to timely file periodic reports.

Number of Total Employees and Number of Full Time Employees

Cheval Resources Corporation is currently in the development stage. During this development period, we plan to rely exclusively on the services of our sole officer and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office space located at 1441 Ocean Drive Vero Beach, FL 32963. Office space, utilities and storage are currently being provided free of charge at the present time at this address which is Mr. O'Dare's  space. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

Rory O'Dare, our officer and director has not been convicted in a criminal proceeding.

Rory O'Dare, our officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Rory O'Dare, our officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER'S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Cheval Resources Corporation common stock.   As this offering is under Rule 419 and all shares issued hereunder will be held in escrow, there can be no trading in the shares issued or sold hereunder until a reconfirmation offering  and acquisition/merger are completed.  There can be no assurance that a meaningful trading market will develop. Cheval Resources Corporation and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Cheval Resources Corporation;

2. There are currently 40,000,000 shares of our common stock held by our officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

All of the presently outstanding shares of common stock (40,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405, ceases to be a "shell company" and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the "Exchange Act"). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a "shell company" under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a "shell company"; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Cheval Resources Corporation has 40,000,000 shares of $0.0001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Cheval Resources Corporation was incorporated on March 2,2011.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's sole officer, director, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

Audited financial statements of a target entity will be available prior to the consummation of the merger/acquisition. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Management anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

LIQUIDITY AND CAPITAL RESOURCES

Since its inception the Company has had limited operating capital, and has relied on equity financing from the Company's sole officer and director.

The financial statements as of and for the period ended on December 31, 2017 and 2016 expressed their substantial doubt as to the Company's ability to continue as a going concern. Without additional capital, it is unlikely that the Company can continue as a going concern. The Company plans to raise operating capital via debt and equity offerings. However, there are no assurances that such offerings will be successful or sufficient to fund the operations of the Company. In the event the offerings are insufficient, the Company has not formulated a plan to continue as a going concern. Moreover, if such offerings are successful, they may result in substantial dilution to the existing shareholders.

The Company may not have the ability to finance our search activities in the event we reach our offering minimum but raise less than 50% of our maximum.

 GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees and the time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination.

may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. Once deemed a Shell Company, Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Management of the Company, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

It is anticipated that the Company's principal shareholder may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a price not to exceed $0.01 per share. Mr.O'Daremay not sell any shares at less than $0.01 per share as part of this offering. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "Blank Check"company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company will need to file such audited statements as part of its post effective amendment (reconfirmation). The Company is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the 33 and 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents the Company will not proceed with the transaction or post effective amendment/reconfirmation offering. In the event that a previously approved target acquisition was later voided by management, shareholders may be left without an operating company and thus the value of their shares would be greatly diminished.

The Company's sole officer and shareholder has verbally agreed that he will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. He has also agreed that such advances will be made interest free without expectation of repayment. There is no dollar cap on the amount of money which he may advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

The Board of Directors has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which the Company's sole Officer, Director and principal shareholder or his affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The independent accountant for the Company was originally Peter Messineo, CPA 1982 Otter Way Palm Harbor , FL 34685.The independent accountant for the Company is  currentlyAnkit Consulting Services, Inc. who was appointed in 2017.
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director is elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Rory O'Dare (2)	60	President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director	Inception – Current

Notes:

(1) Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. At the present time, our officer was appointed by our director and will hold office until resignation or removal from office.

(2) Rory O'Dare has outside interests and obligations to other than Cheval Resources Corporation He intends to spend approximately 10 hours per week on our business affairs. At the date of this prospectus, Cheval Resources Corporation is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Mr. O'Dare is a licensed real estate sales associate in Indian River county Florida license #310-3064.  He has been self employed working as a buyer's agent for high net worth clients and specializing in ocean front properties in Vero Beach for in excess of the last 5 years.  He built a sub-division and spec home in Vero Beach.  He has been focused on entrepreneurial business for over 40 years.

Mr. O'Dare grew up in Miami and recognized the Latin migration into Florida in the 60's, 70's and 80's.  Understanding growth and commerce early on, motivated him into property development. The recent downturn in 2007 has given him time to direct efforts into other business activity, such as formation of public companies including Cheval Resources Corporation and Puravita Corp. both of which are blank check corporations and Mr. O'Dare was the President, Secretary, Treasurer, Director, CEO and CFO of both of these entities. Mr. O'Dare has since resigned from all positions in Puravita.  Mr. O'Dare is also the President, Secretary, Treasurer, Director, CEO and CFO of Mobad Service Corporation. Mr. O'Dare is active in his community.

Board Committees

Cheval Resources Corporation has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.  The Company has no independent directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
Rory O'Dare	2017	-	-	-	-	-	-	-
Officer and Director	2016	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for services rendered to Cheval Resources Corporation, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Cheval Resources Corporation's incorporation on March 2,2011, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Cheval Resources Corporation currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group as of the date of this prospectus. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)
			Before Offering	Percent of Class After Offering(3)

Common	Rory O'Dare, President, Secretary, Treasurer and Director	40,000,000	100.00%	70.2%

	All Directors and Officers as a group (1 person)	40,000,000	100.00%	70.2%

Footnotes

(1) The address of each executive officer one director is c/o Cheval Resources Corporation, 1441 Ocean Drive, Vero Beach , Florida 32963.
(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this offering (10,000,000shares of common stock). The aggregate amount of shares to be issued and outstanding after the offering is 50,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about March 2, 2011, Rory O'Dare, our officer and director, paid for expenses involved with the incorporation of Cheval Resources Corporation with personal funds in exchange for 4,900,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.  Mr. O'Dare paid $3,619 for his 40,000,000 shares.

The price of the common stock issued to Rory O'Dare was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Rory O'Dare, the Company's sole shareholder, officer and director is the only promoter of the company.

Rory O'Dare, the Company's sole shareholder, officer and director was also the sole shareholder officer and director of Puravita Corporation, a blank-check company whose registration was recently declared effective  and from which Mr. O'Dare has resigned and remains such for Mobad Service Corp a blank check company currently in registration.

Mr. O'Dare will allocate his time evenly between the company's depending upon each company's needs at any individual time.   Mr. O'Dare expects to devote approximately 10 hours per month  to each blank check company. When Mobad is declared effective it shall receive priority in relation to potential investors and business opportunities.   Potential investors or acquisition candidates may have preferences which differ from this priority.

REPORTS TO SECURITY HOLDERS

1. After this offering, Cheval Resources Corporation will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, Cheval Resources Corporation will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials Cheval Resources Corporation files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Cheval Resources Corporation's SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Cheval Resources Corporation has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cheval Resources Corporation of expenses incurred or paid by a director, officer or controlling person of Cheval Resources Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cheval Resources Corporation will, unless in the opinion of Cheval Resources Corporation legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

CHEVAL RESOURCES CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)

AUDITED FINANCIAL STATEMENTS

as of December 31, 2017 and 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Cheval Resources Corp

We have audited the accompanying balance sheets of Cheval Resources Corp. as of December 31, 2017 and 2016 and the related statement of operations, stockholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cheval Resources Corp. as of December 31, 2017 and 2016 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss since inception, had a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ankit Consulting Services, Inc.
Certified Public Accountants

Rancho Santa Margarita
May 23, 2018

Cheval Resources Corporation
Balance Sheets
As Of December 31, 2017 and 2016

ASSETS	2017	2016
CURRENT ASSETS
Cash and cash equivalents	$-	$-
TOTAL CURRENT ASSETS	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,600	$-
Payable to related party	-	-
TOTAL CURRENT LIABILITIES	3,600	-

TOTAL LIABILITIES	3,600	-

STOCKHOLDERS' DEFICIT
Common Stock, $0.0001 par value, 100,000,000 shares authorized,
40,000,000 shares issued and outstanding	4,000	4,000
Preferred Stock, $0.0001 par value, 25,000,000 shares authorized, none issue and outstanding	-	-
Additional paid-in capital	13,779	13,779
Accumulated deficit	(21,379)	(17,779)
TOTAL STOCKHOLDERS' DEFICIT	(3,600)	-

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

The accompanying notes are an integral part of the financial statements

Cheval Resources Corporation
Statements of Operations
For The Years Ended December 31 2017 And 2016

	2017	2016

Net Revenues	$-	$-

Operating Expenses:
General and administration expenses	3,600	8,080
Total operating expenses	3,600	8,080

Loss from operations

Provision for income taxes	-	-

Net loss	$(3,600)	$(8,080)

Net loss per share
Basic and Diluted:	$(0.00)	$(0.00)

Weighted average number of shares used in computing basic and diluted net loss per share:

Basic	40,000,000	40,000,000
Diluted	40,000,000	40,000,000

The accompanying notes are an integral part of the financial statements

Cheval Resources Corporation
Statement of Stockholders' Deficit
For the year ended December 31, 2017

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance as of January 1, 2016	40,000,000	$4,000	$(381)	$(9,699)	$(6,080)

Capital contribution	-	-	14,160	-	14,160

Net loss for the year ended December 31,2016	-	-	-	(8,080)	(8,080)

Balance as December 31 2016	40,000,000	4,000	13,779	(17,779)	-

Capital contribution	-	-	-	-	-

Net loss for the Year ended December 31 2017	-	-	-	(3,600)	(3,600)

Balance as of December 31, 2017	40,000,000	$4,000	$13,779	$(21,379)	$(3,600)

The accompanying notes are an integral part of the financial statements

Cheval Resources Corporation
Statements of Cash Flows
For the years ended December 31, 2017 and 2016

	2017	2016
Net loss	$(3,600)	$(8,080)
Adjustments to reconcile net loss to net cash
used in operating activities:

Increase in accounts payable and accrued expenses:	3,600	-
Net cash used in operating activities	-	(8,080)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	-	(8,080)

Net increase in cash and cash equivalents	-	-

Cash and cash equivalents, at the beginning of the period	-	-

Cash and cash equivalents, at the end of the period	$-	$-

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$-	$-
Interest payments	$-	$-

Non- cash investing and financing activities:
Debt forgiven by related party recorded as capital contribution	$-	$6,080

The accompanying notes are an integral part of the financial statements

Cheval Resources corporation
Notes to Financial Statements
December 31, 2017 and 2016

NOTE 1 -  Nature of Operations and Significant Accounting Policies:

Nature of Operations.

Cheval Resources corporation (the "Company") was incorporated in the State of Delaware on March 2, 2011 for the purpose of raising capital that is intended to be used in connection with its business plan to merge, acquire or other business combination with an operating business. As of December 31, 2016, the Company had not yet commenced principal operations. The Company reports on a fiscal year basis with year end of December 31.

Basis of Presentation.

These financial statements have been prepared by the Company's management in accordance with accounting principles generally accepted in the United States of America ("GAAP") and in the opinion of management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Company's financial position, results of operations and cash flows for the periods presented.

Use of Estimates.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined.

Recently Issued Accounting Pronouncements.

In August 2016, the FASB issued ASU 2016-15, Clarification of Certain Cash Receipts and Cash Payments, which eliminates the diversity in practice related to the classification of certain cash receipts and payments in the statement of cash flows, by adding or clarifying guidance on eight specific cash flow issues. This guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. The amendments in this update should be applied retrospectively to all periods presented, unless deemed impracticable, in which case, prospective application is permitted. The Company is still in the process of evaluating the impact of this pronouncement on its financial statements.

On November 17, 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. It is intended to reduce diversity in the presentation of restricted cash and restricted cash equivalents in the statement of cash flows. The new standard requires that restricted cash and restricted cash equivalents be included as components of total cash and cash equivalents as presented on the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. ASU 2016-18 is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. Earlier adoption is permitted. The Company is still in the process of evaluating the impact of this pronouncement on its financial statements.

In January 2017, the FASB issued ASU 2017-01, Clarifying the Definition of a Business, which clarifies and provides a more robust framework to use in determining when a set of assets and activities is a business. The amendments in this update should be applied prospectively on or after the effective date. This update is effective for annual periods beginning after December 15, 2017, and interim periods within those periods. Early adoption is permitted for acquisition or deconsolidation transactions occurring before the issuance date or effective date and only when the transactions have not been reported in issued or made available for issuance financial statements. The Company is still in the process of evaluating the impact of this pronouncement on its financial statements.

Cheval Resources corporation
Notes to Financial Statements
December 31, 2017 and 2016

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The ASU was issued to address the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. The ASU, among other things, eliminates the need to consider the effects of down round features when analyzing convertible debt, warrants and other financing instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. The amendments are effective for fiscal years beginning after December 15, 2018, and should be applied retrospectively. Early adoption is permitted, including adoption in an interim period. The Company is currently in the process of evaluating the impact of the adoption of this standard on its financial statements.

All other newly issued accounting pronouncements not yet effective have been deemed either immaterial or not applicable.

2.   Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company had no operations and has a history of losses, resulting in an accumulated deficit of $31,379 for the year ended December 31, 2017, the Company incurred a loss in the amount of $3,600.  In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to find a suitable merger or acquire an operating company. There are no assurances that management will find a capable company for its purposes. The Company intends on financing its future activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.   Cash and Cash Equivalents

Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less. A cash escrow account has been created per Rule 419, which requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition.

Cheval Resources corporation
Notes to Financial Statements
December 31, 2017 and 2016

4.   Income Taxes

The Company utilizes FASB Accounting Standards Codification (ASC) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that  were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income . Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 provide accounting and disclosure guidance about positions taken by an organization in its tax returns that might be uncertain. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty  about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected  as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

At December 31, 2017 and 2016, the Company had not taken any significant uncertain tax positions on its tax returns for period ended December 31, 2017 and prior years or in computing its tax provision for 2017. Management has considered its tax positions and believes that all of the positions taken by the Company in its Federal and State tax returns are more likely than not to be sustained upon examination. The Company is subject to examination by
U.S. Federal and State tax authorities from inception to present, generally for three years after they are filed.

5.  Accounts Payable and Accrued Expenses.

Accrued expenses comprised of the following as of the years ended December 31, 2017 and 2016 :

	2017	2016
Accrued legal and professional	$2,650	$-
Accrued other	950	-
	$3,600	$-

6.   Capital Stock

The total number of shares of preferred stock which the Company shall have authority to issue is twenty five million (25,000,000) preferred shares with a par value of $.0001.   There have been no preferred shares issued to date.

The total number of shares of common stock which the Company shall have authority to issue is one hundred million (100,000,000) common shares with a par value of $.0001.  Holders of shares of Common Stock are entitled to cast one vote for each share held at all Stockholder meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

At inception on March 3, 2011, the Company issued 40,000,000 shares to its sole shareholder and director.

7.   Related Party Transactions

At various times the majority shareholder pays the Company's liabilities.  The payments were initially recorded as an unsecured, non- interest bearing debt due to the shareholder. However, the shareholder forgave the debt owed to him as of December, 31, 2016. The additional payments have been recorded as a contribution of capital since the shareholder does not have the intention of recovering the money.  The balance due to the shareholder was $0 and $0 as of December 31, 2017 and 2016, respectively.

8.   Subsequent events

Management has evaluated subsequent events or transactions occurring through the date the financial statements were issued. Management concluded that no additional subsequent events required disclosure in these financial statements.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Cheval Resources Corporation in connection with the sale of the common stock being registered. Rory O'Dare has agreed to pay all costs and expenses in connection with this offering of common stock. Rory O'Dare was and is the source of the funds for the estimated costs of the offering as listed below. All of the fees listed below other than the Escrow Fee have already been paid by Mr. O'Dare. Mr.O'Dare has no agreement in writing to pay the expenses of this offering on behalf of Cheval Resources Corporation and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$2,900
Bank Escrow BB&T	$2,500
PCAOB Consent	3,000
Edgar Fee	$1,500
SEC Filimg Fee	$400

Total	$10,300

* Such offering expenses have already or are being paid for by our Sole officer and director.   There is no agreement as to repayment of these funds.

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cheval Resources Corporation Acquisition, Inc.'s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Delaware law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Cheval Resources Corporation issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On March 2,2011, Rory O'Dare, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in exchange for 40,000,000 shares of common stock of the Company, each, par value $0.0001 per share.

At the time of the issuance, Rory O'Dare was in possession of all available material information about us, as he is the only officer and director. On the basis of these facts, Cheval Resources Corporation claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Cheval Resources Corporation believes that the exemption from registration for these sales under Section 4(2) was available because:

●     Rory O'Dare is an executive officer of Cheval Resources Corporation and thus had fair access to all material information about Cheval Resources Corporation before investing;

●     There was no general advertising or solicitation; and

●     The shares bear a restrictive transfer legend.

All shares issued to Rory O'Dare were at a par price per share of $0.0001. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, Cheval Resources Corporation was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3 a)*	Articles of Incorporation filed with Form S-1 on 2-1-2017
3 b)*	Bylaws adopted on March 7, 2011 filed with Form S-1 on 2-1-2017

5.1	Opinion on Legality of EAD Law Group, LLC

10.1	Escrow Agreement filed with Form S-1 on 2-1-2017

10.2*	Subscription Agreement filed with Form S-1 on 2-1-2017

23.1	Consent of Independent Auditor

23.2	Consent of EAD Law Group, LLC (contained in Exhibit 5.1)

* Previously filed

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.           The undersigned registrant hereby undertakes that:

1.     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Las Vegas, state of Delaware on May 23, 2018.

Cheval Resources Corporation
(Registrant)

By: /s/ Rory O'Dare
Rory O'Dare, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rory O'Dare	President, Secretary and Director	May 23, 2018
Rory O'Dare	Chief Executive Officer

/s/ Rory O'Dare	Treasurer	May 23, 2018
Rory O'Dare	Chief Accounting Officer